PRESS RELEASE
Synthesis Energy Systems President and CEO Robert Rigdon
Appointed to Company Board of Directors
HOUSTON, Texas August 18, 2009 – Synthesis Energy Systems, Inc. (“SES”)(NASDAQ: SYMX) today announced the appointment of Robert Rigdon, the company’s President and Chief Executive Officer, to its Board of Directors, effective immediately. Mr. Rigdon was appointed by the board to fill a newly-created board seat and will serve for the remaining term which is set to run until the next annual meeting of stockholders. Mr. Rigdon joins current directors Lorenzo LaMadrid, Timothy Vail, Donald Bunnell, Michael Storey, Denis Slavich and Harry Rubin.
“Robert has already made significant contributions to our organization and to our China plant operations in his role as President and CEO and is a welcome addition to an already strong Board of Directors,” stated Lorenzo Lamadrid, Chairman of the Board of the Company.
Rigdon commented, “I am honored by the confidence demonstrated in me by the Board of Directors and look forward to contributing to the future success of the Company as we continue to grow our business and increase shareholder value.”
The Company promoted Mr. Rigdon, age 50, to the position of President and Chief Executive Officer, in March 2009. Prior to the promotion, Mr. Rigdon held the Company’s Chief Operations Officer position since November 2008. Mr. Rigdon joined SES in May 2008 as Senior Vice President of Operations and was responsible for overseeing the implementation and operation of the Company’s coal gasification projects worldwide. Prior to joining SES, Mr. Rigdon worked for GE Energy in a variety of capacities, including Director—IGCC Commercialization, and Director—Gasification Industrials and Chemicals Business. For the 20 years previous to this, Mr. Rigdon worked for Texaco, and later ChevronTexaco, in the Worldwide Power & Gasification group, where he ultimately became Vice President—Gasification Technology for the group. Mr. Rigdon is a mechanical engineer with a B.S. from Lamar University.
About Synthesis Energy Systems, Inc.
The Company is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy products, such as transportation fuel and chemicals. The U-GAS®
Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

technology, which the Company licenses from the GTI, gasifies coal without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use a wide range of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. The Company currently has offices in Houston, Texas and Shanghai, China. For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.
Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe
Vice President of Investor Relations
(713) 579-0600
Ann.tanabe@synthesisenergy.com
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our early stage of development, our estimate of the sufficiency of existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, our ability to reduce operating costs, the limited history and viability of our technology, the effect of the current international financial crisis on our business, commodity prices and the availability and terms of financing opportunities, our results of operations in foreign countries and our ability to diversify, our ability to maintain production from our first plant in the Hai Hua project, our ability to obtain the necessary approvals and permits and to negotiate definitive agreements and financing arrangements for our YIMA project and other future projects, and the sufficiency of internal controls and procedures. Although we believe that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.
###
Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610